LISMAN, WEBSTER & LECKERLING, P.C.

CARL H. LISMAN ALLEN D. WEBSTER, CPA E. WILLIAM LECKERLING DOUGLAS K. RILEY RICHARD W. KOZLOWSKI CHRISTINA A. JENSEN MARY P. KEHOE

ATTORNEYS AT LAW
P.O. BOX 728
BURLINGTON, VERMONT 05402
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Telephone 802-864-5756
Telecopier 802-864-3629
Direct Line 802-865-2500 ext.225
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Website Address: www.lisman.com
E-Mail Address:clisman@lisman.com

OFFICES IN FINANCIAL PLAZA AT 84 PINE STREET BURLINGTON, VERMONT _____ BERNARD LISMAN (Retired) KAREN ALLEN, of Counsel

February 2, 2007

B&G Foods, Inc.

Four Gatehall Drive, Suite 101

Parsippany, NJ 07054

Registration Statement on Form S-3

Ladies and Gentlemen:

                We have acted as special counsel in the State of Vermont to Maple Grove Farms of Vermont, Inc., a Vermont corporation (“MGF”) in connection with the filing of Registration Statement No. 333-139206 on Form S-3 (as amended, the “Registration Statement”) filed by B&G Foods, Inc. (“B&G”) and certain subsidiaries of B&G (including MGF) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  We understand that the Registration Statement relates to the proposed issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company and certain subsidiary guarantors:

                (a)           enhanced income securities of the Company (the “EISs”) representing one share of Class A common stock, $0.01 par value per share, of B&G (each, a “Class A Common Share” and collectively the “Class A Common Shares”) and $7.15 principal amount of B&G’s 12% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”);

                (b)           Class A Common Shares;

                (c)           Class B common shares, $0.01 par value per share, of B&G (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”);

                (d)           preferred shares, $0.01 par value per share, of the Company (the “Preferred Shares”), in one or more series;

LAW OFFICES OF

                LISMAN, WEBSTER & LECKERLING, P.C.

B&G Foods, Inc.

February 2, 2007

                (e)           debt securities, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to other obligations of B&G and which may be in one or more series;

                (f)            guarantees, if any, of the Debt Securities by certain subsidiaries of B&G, including MGF (the “Guarantees”);

                (g)           warrants (the “Warrants”) to purchase debt or equity securities of B&G;

                (h)           units consisting of any combination of one or more of the securities registered pursuant to the Registration Statement (the “Units”); and

                (i)            such indeterminate number of EISs, Common Shares, Preferred Shares, Warrants and Units and such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of any EISs, Debt Securities or Preferred Shares or exercise of any Warrants that provide for conversion into or exchange or exercise for other securities, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).

The EISs, Common Shares, Preferred Shares, Debt Securities, Guarantees, Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Securities.”

                We understand that the Debt Securities may be issued under one or more indentures relating to Senior Debt Securities (the “Senior Indenture” or “Senior Indentures”) and/or Subordinated Debt Securities (the “Subordinated Indenture” or “Subordinated Indentures”), as applicable, proposed to be entered into between the B&G, the Subsidiary Guarantors, if any, and one or more trustees (the “Senior Trustee” or “Senior Trustees”) in the case of the Senior Debt and B&G, the Subsidiary Guarantors, if any, and one or more trustees (the “Subordinated Trustee” or “Subordinated Trustees”) in the case of the Subordinated Debt.  The Senior Indentures and the Subordinated Indentures may each be referred to individually as an “Indenture” or collectively as the “Indentures.”  We further understand that the Indentures are to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Senior Trustees and the Subordinated Trustees may each be referred to individually as a “Trustee” or collectively as the “Trustees.”  We further understand that the component Senior Subordinated Notes of any EISs may be issued under one or more Subordinated Indentures (the “EIS Indenture” or “EIS Indentures”).  We further understand that the Warrants may be issued pursuant to one or more warrant agreements (the “Warrant Agreement” or “Warrant Agreements”) proposed to be entered into between the Company and one or more warrant agents to be named (the “Warrant Agent” or “Warrant Agents”).

                This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                In arriving at the opinions expressed below, we have examined such corporate documents and records of MGF and such other instruments and certificates of public officials, officers and representatives of MGF and other Persons, and we have made such investigation of law, in each case as we have deemed appropriate as a basis for such opinions.

LAW OFFICES OF

                LISMAN, WEBSTER & LECKERLING, P.C.

B&G Foods, Inc.

February 2, 2007

                In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

                Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, with respect to any offering of any Guarantees by MGF of any series of Debt Securities offered under a Senior Indenture or a Subordinated Indenture (the “Offered Guarantees”), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company, MGF and the applicable Trustee; and (ii) the applicable Trustee has been qualified under the TIA and a Form T-1 has been properly filed or incorporated by reference as an exhibit to the Registration Statement, the Offered Guarantees will be valid and binding obligations of MGF, enforceable against it in accordance with their terms.

                The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”):  (i) with respect to any Guarantees, the Board of Directors, including any appropriate committee appointed thereby, of MGF, shall have duly authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Offered Securities and related matters and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the certificates of incorporation, by-laws and other similar formation documents of MGF (collectively, the “Formation Documents”), any Indenture (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon MGF and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over MGF; (iii) the Offered Securities and any certificates representing the interests in the relevant Offered Securities have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per Offered Common Share or Offered Preferred Share, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-

LAW OFFICES OF

                LISMAN, WEBSTER & LECKERLING, P.C.

B&G Foods, Inc.

February 2, 2007

effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities shall be issued and sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by MGF; and (viii) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

                Any opinion set forth herein as to enforceability of obligations of MGF is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

                We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

                The opinions expressed herein are limited to the Business Corporation Law of the State of Vermont and the laws of the United States of America.

                We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal

LAW OFFICES OF

                LISMAN, WEBSTER & LECKERLING, P.C.

B&G Foods, Inc.

February 2, 2007

Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities may be issued from time to time on a delayed or continuous basis.

Sincerely,

/s/ Carl H. Lisman

Carl H. Lisman